UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 13, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation)

001-33220	33-1151291
(Commission file number)	(I.R.S. Employer Identification No.)

1981 Marcus Avenue

Lake Success, New York 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 472-5400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06.	Material Impairment.

On March 14, 2012, Broadridge Financial Solutions, Inc. (“Broadridge” or the “Company”) filed a Current Report on Form 8-K (the “Original Form 8-K”) in which it disclosed, among other things, that Broadridge made the determination that a material charge for impairment would be taken on the five-year subordinated note issued to Broadridge by Penson Worldwide, Inc. (“Penson”), in the principal amount of $20.6 million bearing interest at an annual rate equal to London Inter-Bank Offer Rate plus 550 basis points, as part of the consideration in the sale of the Company’s securities clearing contracts to Penson (the “Seller Note”) as summarized in the Original Form 8-K. Also as previously disclosed in the Original Form 8-K, Broadridge and its wholly owned subsidiary Ridge Clearing & Outsourcing Solutions, Inc., entered into a restructuring support agreement with Penson, certain of its subsidiaries, and certain holders of Penson’s outstanding indebtedness, which provides for proposed transactions related to the restructuring of Penson’s outstanding indebtedness including the Seller Note. At the time of filing the Original Form 8-K, the Company was unable in good faith to make a determination of an estimate of the amount or range of amount of the impairment charge on the Seller Note. The Company is filing this Form 8-K/A to amend the Original Form 8-K to amend the disclosure under Item 2.06.

The Company has concluded to record an impairment charge for the Seller Note of $21.4 million as of March 31, 2012, which includes $0.8 million of accrued interest on the Seller Note.

In addition, as part of the consideration in the sale of the Company’s securities clearing contracts to Penson, the Company received 2,455,627 shares in the common stock of Penson (the “Seller Shares”). Based on the Company’s review, factoring in the level of decline in the fair value of the Penson common stock, Broadridge management determined that the market value of the Penson common stock may not equal or exceed the cost basis of our investment within a reasonable period of time. As previously disclosed on the Company’s Form 10-Q for the quarter ended December 31, 2011, after consideration of the severity and duration of this decline in fair value, as well as the reasons for the decline in value, the Company determined that there was an “other-than-temporary” impairment (“OTTI”) related to the Seller Shares, for which the Company recorded a $9.7 million charge at December 31, 2011. In addition, during the three months ended March 31, 2012, the Company recorded a further $1.1 million OTTI charge based on the continued decline in the price of Penson’s common stock. The OTTI charge related to the Company’s investment in the Seller Shares was $10.8 million for the nine months ended March 31, 2012. The Company has established a new cost basis for this investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 8, 2012

BROADRIDGE FINANCIAL SOLUTIONS, INC.

By:	/s/ Adam D. Amsterdam
Name: Adam D. Amsterdam Title: Vice President, General Counsel and Secretary